EXHIBIT 23.1



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                              CONSENT OF ATTORNEYS

    Reference is made to the Registration Statement of HD View 360, Inc. on Form S-1 whereby certain selling shareholders propose to sell up to 500,000 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very truly yours,

                                HART & HART, LLC


                                /s/ William T. Hart

                                William T. Hart


Denver, Colorado

May 11, 2017